EXHIBIT 10.31

TOOTSIE ROLL INDUSTRIES, INC.
CAREER ACHIEVEMENT PLAN

(As Amended and Restated Effective as of January 1, 2005)

1.             Purpose.  The purpose of the Career Achievement Plan (the “Plan”) of Tootsie Roll Industries, Inc. (the “Company”) is to promote the financial interests and growth of the Company by increasing motivation on the part of its senior officers and key employees by creating an incentive for them to remain in the long term employ of the Company and to work to the best of their abilities for the achievement of the Company’s strategic growth objectives.

2.             Participation.  Participation in the Plan will be limited to those senior officers and other key employees of the Company as the Board of Directors (the “Board”) in its sole discretion shall designate from time to time to be eligible to receive Career Achievement Awards hereunder.  The Board may, in its sole discretion, delegate to the Administrative Committee (as defined in Section 8) the power to designate those key employees of the Company who shall be selected for participation in this Plan, provided that the Board reserves the sole right to determine participation with respect to any key employee of the Company who is required to comply with the requirements of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

3.             Career Achievement Awards.  As of the date determined by the Board for any calendar year during the term of the Plan, the Board may, but shall not be required to, grant an award to any or all of the participants of the Plan. Each such award (a “Career Achievement Award”) shall be for a fixed dollar amount, and shall be calculated based on such formulas or other criteria as may be established by the Board in its sole discretion. Each Career Achievement Award shall be communicated in a written notice to the affected participant within ninety (90)

days of the beginning of the applicable calendar year, setting forth the performance criteria and the award amount.  Such notice shall be provided to the participant as soon as practicable after the amount of the Career Achievement Award has been determined by the Board.  Except as otherwise provided in Section 5 hereof, once an award has been communicated to a participant pursuant to this Section 3, such award may not be canceled, reduced or diminished in any manner without the written consent of the participant.  The Board may, in its sole discretion, delegate to the Administrative Committee its powers and duties under this Section 3 with respect to any participant herein other than a participant who is required to comply with the requirements of Section 16 of the Exchange Act.

4.             Career Achievement Account.

(a)           Establishment of Accounts.  There shall be established on the books of the Company a Career Achievement Account in the name of each participant in the Plan. Career Achievement Awards made under the Plan shall be credited to a participant’s Career Achievement Account as of the January 1st specified in the written notice of the award delivered to the participant. Each participant’s Career Achievement Account shall consist of the aggregate amount of such Career Achievement Awards credited thereto, and earnings and losses on such amounts determined in the manner prescribed by Section 4(b). Nothing contained in this Section 4 shall require the Company to invest any assets of the Company in any particular investment vehicle, or to set aside any assets to provide for the payment of benefits hereunder.

(b)           Career Achievement Account Earnings and Losses.

(1)           Deemed Investment of Account.  For bookkeeping purposes only, each participant may from time to time direct that the balance of his or her Career Achievement

Account be deemed to be invested in certain investment alternatives described in Section 4(b)(2). Each such direction made by the participant shall be effective until a new direction is filed by him or her with the Company. If the participant fails to direct the manner in which any portion of his or her Career Achievement Account is deemed to be invested, the balance credited to such account shall be deemed to be invested in any investment alternative designed by the Board in its sole discretion. The Board shall prescribe rules governing a participant’s deemed investment direction of his or her Career Achievement account hereunder, including, but not limited to, the time and manner pursuant to which a participant may provide deemed investment directions to the Company, and the frequency at which a participant may make changes with respect to such investment directions as they relate to the existing balance of his or her Career Achievement Account as well as to future Career Achievement Awards.  Although the Company might actually invest assets of the Company according to a participant’s investment directions, it is not required to do so nor to set aside an amount equal to all or any portion of a Participant’s Career Achievement Account, The balance in the participant’s Career Achievement Account shall be increased by gains or decreased by losses that would be realized or paid by the Company as if assets of the Company in an amount equal to such balance were actually invested in the investment alternatives specified by the participant.

(2)           Investment Alternatives.  The Company shall make available a number of investment alternatives for purposes of determining the deemed earnings to be credited and the deemed losses to be debited to a participant’s Career Achievement Account under Section 4(b)(1).  Such investment alternatives shall be designated from time to time by the Board, including, but not limited to, (i) for periods prior to a participant’s termination of employment, an investment alternative the performance of which is based on the yield of the

Moody’s Seasoned Bond Index, (ii) for periods after a participant’s termination of employment, the yield on five-year United States Treasury Notes, and (iii) for all periods hereunder, investment alternatives the performance of which is based on publicly traded mutual funds and other investments designated by the Board.  The Company also may make available for all periods hereunder an investment alternative the performance of which is based on the price of the Company’s common stock (referred to herein as the “Company Stock Alternative”). Each participant’s proportional interest in the Company Stock Alternative shall be represented by units of participation, each of which shall be equivalent to one share of common stock of the Company. The Board shall prescribe rules relating to the deemed investment of a participant’s Career Achievement Account among the available investment alternatives, including, but not limited to, a maximum limitation on the amount that a participant can direct to be deemed invested in any particular investment alternative, restrictions on a participant’s ability to direct a deemed transfer from any particular investment alternative to another, and the manner in which any deemed cash dividends that are paid with respect to a participant’s units of participation in the Company Stock Alternative shall deemed to be invested.

(3)           Delegation of Powers.  The Board may, in its sole discretion, delegate to the Administrative Committee its powers and duties under this Section 4(b).

5.             Payment of Career Achievement Account Upon Termination of Employment.  A participant’s Career Achievement Account shall be paid to the participant’s designated beneficiary in the event of the participant’s death, or shall be forfeited, depending upon the time and circumstances of the participant’s termination of employment, as provided below:

(a)           Termination of Employment Other than for Retirement, Death or Disability.  Subject to Sections 5(c), 5(d), 5(e) and 5(f) hereof, if a participant’s employment with the Company terminates other than as a result of the participant’s retirement, death or permanent disability, the participant shall be entitled to receive, on the “date of distribution”, a lump sum payment equal to the “vested” portion of the participant’s Career Achievement Account as for the date of termination of employment (as such “vested portion is determined below), plus any earnings credited, and minus any losses debited, to the participant’s account under Section 4(b)(2) following such date of termination of employment.  For purposes of this Section 5(a), the “date of distribution” means the later of (1) the first anniversary of the date of the participant’s termination of employment or (ii) sixty (60) days after the earlier of the participant’s 65th birthday or his or her death. The portion of a participant’s Career Achievement Account which has not “vested” as of the date of the participant’s termination of employment shall be forfeited, and the participant shall not be entitled to any payment of such forfeited amount or any earnings or losses thereon.

The “vested” portion of a participant’s Career Achievement Account as of the date of termination shall equal the aggregate of the “vested” portions of each Career Achievement Award previously granted to the participant. The “vested’ portion of each Career Achievement Award shall be separately determined and shall equal the product of the Career Achievement Award (plus any earnings previously credited, and minus any losses previously debited, to the participant’s account with respect to such Career Achievement Award under Section 4(b) hereof) multiplied by the Vested Percentage of such award.  The Vested Percentage of a Career Achievement Award shall be determined according to the number of the participant’s consecutive full calendar years of employment with the Company beginning with the calendar year in which such award was credited to the participant’s Career Achievement Account and ending with the calendar year immediately prior to the year in which termination occurs, pursuant to the following table:

Years of Continuous Employment	Vested Percentage
1	20%
2	40%
3	60%
4	80%
5 or more	100%

For purposes of this Section 5(a), if a participant first becomes an employee of the Company during the calendar year in which a Career Achievement Award is credited to such participant’s account, such year shall count as a full calendar year of employment.

(b)           Termination of Employment by Reason of Retirement, Death or Disability.  Subject to Section 5(a), 5(e) and 5(f) hereof, if a participant’s employment with the Company terminates by reason of the participant’s retirement, death or permanent disability, the Company shall pay to the participant or the beneficiary designated by the participant pursuant to Section 9(a) hereof, as the case may be, a lump sum amount equal to the full balance of the participant’s Career Achievement Account as of the date of termination, plus any earnings credited, and minus any losses debited, to the participant’s account under Section 4(b)(2) following such termination of employment. Such payment shall be made not later than sixty (60) days after the date of the participant’s termination of employment. For purposes of this Plan, (i) a participant shall be considered to have retired if the participant’s employment with the Company terminates on or after the participant’s 65th birthday and (ii) a participant shall be deemed to be permanently disabled if such participant is unable to perform any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

(c)           Termination of Employment for Cause.  Notwithstanding any provision of this Plan to the contrary, if the Board, in its sole discretion, shall determine that the participant’s employment with the Company was terminated for “cause” (as defined below), the participant’s Career Achievement Account shall be forfeited in its entirety, and the participant shall not be entitled to any payments under this Plan. For purposes of this Plan, “cause” shall mean any act or conduct by a participant that consists of or constitutes fraud, theft, dishonesty, alcohol or drug use on the job, willful injury to or destruction of the Company’s property or property of any person dealing with the Company, any act or conduct injurious to the goodwill of the Company or its relations with its customers or any other person dealing with the Company or derogatory of any of the Company’s methods or products, any violation of the duty imposed upon employees by contract or by law in their relationship with the Company, or engaging in any activities described in Section 7(1), 7(2), 7(3) or 7(4) hereof.

(d)           Election of Alternative Payment Option.  Notwithstanding Sections 5(a) and 5(b), within sixty (60) days of the receipt of the Career Achievement Award Notice a participant may elect to receive payment of his or her Career Achievement Account in the form of annual installment payments in lieu of a lump sum distribution.  The participant may elect that such installment payments be made over any whole number of years not less than two nor more than ten.  The first such installment payment shall be made at the same time as the lump sum payment described in Section 5(a) or 5(b), as the case may be, would have been made.  The amount of each installment payment shall be equal to the balance of the Participant’s Career Achievement Account determined as near as practicable to the date of payment divided by the number of annual installment payments remaining to be made.  For the period during which such installment payments are being made until the date as near as practicable to the date on which the final installment payment is made, a participant’s remaining Career Achievement Account shall continue to be adjusted for earnings and losses pursuant to Section 4(b) hereof.

The failure to elect the annual installment payment option, shall be treated as a deemed election to receive payment in the form of a lump sum.

Notwithstanding any provision contained herein to the contrary, payment to a participant’s beneficiary in the event of the participant’s death shall be made only in the form of a  lump sum payment. In the case of a participant who had commenced receiving installment payments prior to the date of his or her death, such lump sum payment shall be equal to the remaining balance of the participant’s Career Achievement Account, and shall be paid within ninety (90) days after the date of the participant’s death.

(e)           Forfeiture for Career Achievement Account.  Notwithstanding any provision of this Plan to the contrary, a participant will forfeit all rights to any amounts previously credited to his or her Career Achievement Account if, after the termination of the participant’s employment, the participant engages in any activities in violation of Section 7 hereof or fails to enter into the agreement described in Section 7 hereof as provided in such Section 7.

(f)            Further Deferral.  To the extent determined by the Board in its sole discretion, the Board shall have the authority (i) to delay any payments otherwise due under this Plan to the extent necessary to avoid a limitation on the deductibility of compensation paid to a participant pursuant to Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), or

any successor provision, and (ii) to take such action as it shall deem appropriate to specifically approve or delay any payments otherwise due under this Plan to a participant who is subject to Section 16 of the Exchange Act in order to enable such participant to comply with such Section 16. To the extent any payments under this Plan are deferred under this Section 5(f), such amounts shall continue to be adjusted for earnings and losses pursuant to Section 4(b) hereof, and shall be paid at such time or from time to time to the extent such payments would not cause or increase a limitation on deductibility under such Section 162(m), or would not result in a participant subject to Section 16 of the Exchange Act failing to comply with such Section 16, as the case may be.

6.             Immediate Distribution of Career Achievement Accounts Upon Change of Control of the Company.  Notwithstanding any provision of this Plan to the Contrary, and provided that the participant enters into the agreement described in Section 7 hereof as provided in such Section 7, the Company shall pay the entire balance of a participant’s Career Achievement Account to such participant in a lump sum payment within three business days after the occurrence of a “change of control” of the Company. A “change of control” of the Company shall occur when: (1) any person, including a “group,” as described in Section 13(d)(3) of the Exchange Act, acquires after the effective date of this Plan when taken together with equity securities already held by such Persons the beneficial ownership of, and the right to vote, shares having the right to cast more than fifty percent (50%) of the votes permitted to be cast in any election of members to the Board; (2) any person, including a “group,” as described in Section 13(d)(3) of the Exchange Act,  acquires (or have acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of the equity securities of the Company possessing 30% or more of the total voting power of the equity securities of the Company; or (3) as the result of any tender or exchange offer, substantial purchase of the Company’s equity securities, merger, consolidation, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company immediately prior to such transaction or transactions (together with any new or replacement directors whose election by the Board, or whose nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) do not constitute a majority of the Board (or of the board of directors of any successor to or assignee of the Company) at any time within the twelve (12) month period following such transaction; except that no event described in clause (1) or (2) above shall constitute a “change of control” if immediately after such event Melvin J. Gordon or Ellen R. Gordon, their descendants (and spouses of such descendants) and any trusts or estates in which such persons have an interest own, directly or indirectly, shares having the right to cast at least fifty percent (50%) of the votes permitted to be cast in any election of members of the Board.

7.             Noncompetition.  As a condition to the payment of any portion of the participant’s Career Achievement Account following a change of control of the Company pursuant to Section 6 or upon the participant’s termination of employment with the Company pursuant to Section 5 (other than by reason of the participant’s death), the participant shall be required to enter into an agreement with the Company which provides that, for the period commencing on the effective date of the change of control of the Company or the effective date of the participant’s termination of employment with the Company, as the case may be and ending on the first anniversary of the participant’s termination of employment with the Company, the participant will not:

(1)           directly or indirectly engage in, own, manage, operate, participate in, render advice to or have any interest in any person, firm, corporation, or business (whether as an owner, partner, employee, officer, director, agent, security holder, creditor, consultant, or otherwise) that engages in any activity which is the same as, similar to, or competitive with any activity then, or within the prior twelve (12) months, engaged in by the Company or any affiliate of the Company; or

(2)           directly or indirectly solicit for employment or employ or become employed by any person then, or within the prior twelve (12) months, employed by the Company or any affiliate of the Company, or request, influence or advise any person who is or shall be employed by or is in the service of the Company or any affiliate of the Company to leave such employment or service of the Company or any affiliate of the Company; or

(3)           directly or indirectly influence or advise any competitor of or anyone intending to compete with the Company any affiliate of the Company to employ or otherwise engage the services of any person who is or shall be employed by or is in the service of the Company or any affiliate of he Company; or

(4)           directly or indirectly solicit or accept any business which is the same as, similar to or competitive with that of the Company or any affiliate of the Company from customers of the Company or any affiliate of the Company or request, induce or advise customers of the Company or any affiliate of the Company to withdraw, curtail or cancel their business with the Company or any affiliate of the Company.

For purposes of this Plan, the term “affiliate” means any entity engaged in the same or similar business as the Company or a related business, which is controlled by or under common control with the Company.

8.             Administration of the Plan.

(a)           Powers and Duties of the Board.  The Plan shall be administered and interpreted by the Board. The Board shall, subject to the terms of the Plan, make or refrain from making Career Achievement Awards, determine the amount of Career Awards, establish rules and regulations for the administration of the Plan, impose conditions with respect to competitive employment or other activities with respect to any such award, and establish the written form to be used to evidence such awards pursuant to Section 3 hereof.  The Board shall have full authority to construe and interpret the terms and provisions of the Plan, to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan and to perform all acts,  including the delegation of its administrative responsibilities as it shall, from time to time, deem advisable, and to otherwise supervise the administration of this Plan.  All such rules, regulations and interpretations relating to the Plan which are adopted by the Board shall be conclusive and binding on all parties.  The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any award granted hereunder, in the manner and to the extent it shall deem necessary to carry the Plan into effect.

(b)           Administrative Committee.  The Board may, in its sole discretion, appoint a committee of two or more employees of the Company which shall be designated the “Administrative Committee.”  The Administrative Committee shall have such powers and responsibilities under this Plan as shall be delegated to such committee by the Board from time to time pursuant to resolutions adopted by the Board.  The Board, in its sole discretion, may remove any member of the Administrative Committee at any time, may appoint additional employees of the Company to be members of the Administrative Committee from time to time, and may fill any vacancies that arise upon the death, resignation or removal of any member of the Administrative Committee.  The Board also shall have the power, in its sole discretion, to discontinue the existence of the Administrative Committee at any time and assume any powers and duties which it previously delegated to such committee.

9.             Miscellaneous.

(a)           Designation of Beneficiary.  In the event of the death of a participant, the amount payable under Section 5 hereof shall, unless the participant shall designate to the contrary as provided below, thereafter be made to such person or persons who, as of the date payment is to be made under this Plan, would receive distribution of the participant’s account balance under the terms of the Tootsie Roll Employee’s Pension Plan.  Notwithstanding the preceding sentence, a participant may specifically designate the person or persons (who may be designate successively or contingently) to receive payments under this Plan following the participant’s death by filing a written beneficiary designation with the Company during the participant’s lifetime.  Such beneficiary designation shall be in such form as may be prescribed by the Company and may be amended from time to time or may be revoked by the participant pursuant to written instruments filed with the Company during his or her lifetime.

Beneficiaries designated by a participant may be any natural or legal person or persons, including a fiduciary, such as a trustee of a trust or the legal representative of an estate.  Unless otherwise provided by the beneficiary designation filed by a participant, if all of the persons so designated die before a participant on the occurrence of a contingency not contemplated in such beneficiary designation, then the amount payable under this Plan shall be paid to the person or persons determined in accordance with the first sentence of this Section 9(a).

(b)           Assets.  No assets shall be segregated or earmarked in respect of any Career Achievement Award or Career Achievement Account and no participant shall have any right to assign, transfer, pledge or hypothecate his or her interest, or any portion thereof, in his or her Career Achievement Account.  The Plan and the crediting of Career Achievement Accounts hereunder shall not constitute a trust and shall be structured solely for the purpose of recording an unsecured contractual obligation.  All amounts payable pursuant to the terms of this Plan shall be paid from the general assets of the Company.

(c)           Reports.  Until a participant’s entire Career Achievement Account shall have been paid in full or forfeited, the Company will furnish to the participant a report, at least annually, setting forth transactions in such account and the status of such account with respect to the vested and unvested portions thereof and the earnings and losses related thereto.

(d)           Acceleration of Vesting. Notwithstanding any other provision of this Plan to the contrary, the Board, in its sole discretion, is empowered to accelerate the vesting of all or a portion of a participant’s Career Achievement Account for any reason the Board may determine to be appropriate. Neither the Company nor the Board shall have any obligation to make any such acceleration for any reason whatsoever.

(e)           Liability.  No member of the Board or of the Administrative Committee shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, member’s bad faith, gross negligence or fraud, for such member. The Company will fully indemnify hold each member of the Board and of the Administrative Committee harmless from any liability hereunder, except in circumstances involving such member’s bad faith, gross negligence or fraud. The Company, the Board or the Administrative Committee may consult with legal counsel, who may be counsel for the Company, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

(f)            Amendment or Termination.

(1) General Rule.  This Plan may be amended or terminated in any respect at any time by the Board; provided, however, that except as otherwise provided in Section 9(1) hereof, no amendment or termination of the Plan shall be effective to reduce any benefits that accrue before the adoption of such amendment or termination.  If and to the extent permitted without violating the requirements of Section 409A of the Code, the Board may require that all of the participant’s Career Achievement Account (including, without limitation, any remaining benefits payable to participants or beneficiaries receiving distributions in installments at the time of the termination) be distributed as soon as practicable after such termination, notwithstanding any elections by participants or beneficiaries with regard to the timing or form in which their benefits are to be paid.  If and to the extent that the Board does not accelerate the timing of distributions on account of the termination of the Plan pursuant to the preceding sentence, payment of any remaining benefits under the Plan shall be made at the same times and in the same manner as such distributions would have been made based upon the most recent effective elections made by participants and beneficiaries, and the terms of the Plan, as in effect at the time the Plan is terminated.

(2)           Termination and Liquidation Subject to Certain Conditions.  If and to the extent otherwise permitted by Section 409A of the Code and the Treasury Regulations thereunder, the Company may terminate and liquidate the Plan if the following requirements are met:

(i) the termination and liquidation does not occur proximate to a downturn in the financial health of the Company;

(ii) the Company terminates and liquidates all agreements, methods, programs and other arrangements sponsored by the Company that would be aggregated with any terminated and liquidated agreements, methods, programs, and other arrangements under Section 1.409A-1(c) of the Treasury Regulations if the participant had deferrals of compensation under all of the agreements, methods, programs, and other arrangements that are terminated and liquidated;

(iii) no payments in liquidation of the Plan are made within twelve (12) months of the date the Company takes all necessary action to irrevocably terminate and liquidate the Plan, other than payments that would be payable under the terms of the Plan if the action to terminate and liquidate the Plan had not been taken;

(iv) all payments are made within twenty-four (24) months of the date the Company takes all necessary action to irrevocably terminate and liquidate the Plan; and

(v) the Company does not adopt a new plan that would be aggregated with any terminated and liquidated plan under applicable Treasury Regulations if the same participant participated in both plans, at any time within three (3) years following the date that the Company takes all necessary action to irrevocably terminate and liquidate the Plan.

(g)           Expenses. The Company will bear all expenses incurred by it in administering this Plan.

(h)           Withholding. The Company shall have the right to deduct from any payment to be made pursuant to this Plan or to otherwise require prior to the payment of any amount hereunder, payment by the participant of any Federal, state or local taxes rewired by law to be withheld.

(i)            No Obligation. The designation by the Board or the Administrative Committee of an individual as a participant in any year shall not require the Board or the Administrative Committee to designate such person to receive a Career Achievement Award in any other year. Neither this Plan nor any Career Achievement Awards made hereunder shall create any obligation on the Company to continue any other existing award plans or policies or to establish or continue any other programs, plans or policies of any kind. Neither this Plan nor any Career Achievement Award made pursuant to this Plan shall give any participant or other employee any right with respect to continuance of employment by the Company or any of its affiliates or of any specific aggregate amount of compensation, nor shall there be a limitation in any way on the right of the Company or any of its affiliates by which an employee is employed to terminate such employee at any time for any reason whatsoever, nor shall this Plan or any Career Achievement Award made hereunder create a contract of employment.

(j)            No Assignment Resolution of Disputes. Except as otherwise permitted under Section 9(a), no right or interest in any Career Achievement Account under this Plan shall be assignable or transferable, and no right or interest of any participant in any Career Achievement Account hereunder shall be subject to any lien, obligation or liability of such participant. In the event any conflicting demands are made upon the Company with respect to any payments due as a result of this Plan, provided that the Company shall not have received prior written notice that said conflicting demands have been finally settled by court adjudication, arbitration, joint order or otherwise, the Company may pay to the participant any and all amounts due hereunder and thereupon the Company shall stand fully relieved and discharged of any further duties or liabilities under this Plan.

(k)           Governing Law. This Plan and all actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Illinois (regardless of the law that might otherwise govern under applicable Illinois principles of conflict of laws).

(1)           Compliance with Section 409A.  This Plan shall be construed in an manner consistent with the applicable requirements of Section 409A of the Code, and the Board, in its sole discretion and without the consent of any participant or beneficiary, may amend the provisions of this Plan if and to the extent that the Board determines that such amendment is necessary or appropriate to comply with the applicable requirements of Section 409A of the Code.

IN WITNESS WHEREOF, Tootsie Roll Industries, Inc. has caused this instrument to be executed in its name and its corporate seal to be hereunder affixed on this       day of                 , 2008.

TOOTSIE ROLL INDUSTRIES, INC.

By:

Title:

(Corporate Seal)

ATTEST:

Title: